SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHORDIANT SOFTWARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	93-1051328
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
20400 Stevens Creek Boulevard, Suite 400 Cupertino, CA	95014
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐1

Securities Act registration statement number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to Registered

Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:  None

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1.

Item 1.                                Description of Registrant’s Securities to be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K dated July 7, 2008 and filed with the Securities and Exchange Commission on July 11, 2008, and is incorporated herein by reference.

Item 2.                                Exhibits.

Exhibit Number	Description
Exhibit 1	Certificate of Designation for Series A Junior Participating Preferred Stock.(1)
Exhibit 2	Rights Agreement dated as of July 10, 2008, by and between the Company and American Stock Transfer & Trust Company, LLC.(1)
Exhibit 3	Form of Rights Certificate.(1)
(1)           Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-29357), dated July 7, 2008.

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2.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 16, 2008	CHORDIANT SOFTWARE, INC.

	By:	/s/ Steven R. Springsteel
Steven R. Springsteel Chairman, President and Chief Executive Officer

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3.

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1	Certificate of Designation for Series A Junior Participating Preferred Stock.(1)
Exhibit 2	Rights Agreement dated as of July 10, 2008, by and between the Company and American Stock Transfer & Trust Company, LLC.(1)
Exhibit 3	Form of Rights Certificate.(1)
(1)           Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-29357), dated July 7, 2008.

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4.